Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

NUVELO, INC.

ADOPTED DECEMBER 6, 2007

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The address of the Corporation’s registered office in the State of Delaware is c/o the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801.

SECTION 2. OTHER OFFICES. The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

STOCKHOLDERS

SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders entitled under the corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) and these by-laws to vote on matters properly to be considered at an annual meeting shall be held each year on a date and at a time designated by the board of directors. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders. At the meeting, directors shall be elected and any other proper business may be transacted.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the chief executive officer, president, the board of directors, or by holders of Common Stock who hold, in the aggregate, not less than fifty percent (50%) of the outstanding shares of Common Stock for the purpose or purposes stated in the call of the meeting.

SECTION 3. PLACE OF MEETINGS. Meetings of stockholders may be held at such place, within or without the State of Delaware, and at such time as shall be determined pursuant to Section 2 of this Article II, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 4. NOTICE OF MEETINGS. A written notice of each meeting of stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at the meeting. Unless otherwise provided by the General Corporation Law of the State of Delaware (“Delaware Law”), the notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, and, if mailed, shall be deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 5. ADVANCE NOTICE OF BUSINESS TO BE TRANSACTED AT ANNUAL MEETING.

(a) Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the board of directors, or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving notice provided for in Section 5(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5(b).

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 5(a)(iii), the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the earlier of the day on which public announcement of the date of such meeting is first made or notice is first given. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made, and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such stockholders and such beneficial owner.

(c) Notwithstanding anything in the second sentence of Section 5(b) to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(d) Except as set forth in Section 9 of Article III, only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 5 and, if any proposed nomination or business is not in compliance with this Section 5, to declare that such defective nomination or proposal be disregarded.

(e) For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable new service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f) Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 6. WAIVER OF NOTICE. Anything herein to the contrary notwithstanding, with respect to any stockholder meeting, any stockholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless he or she attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7. QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS.

(a) Subject to the provisions of these by-laws, the Certificate of Incorporation and Delaware Law as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares of the corporation entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The vote of the holders of a majority of the shares of the corporation’s stock entitled to vote on the proposal, present in person or represented by proxy, shall be binding on all stockholders of the corporation, unless the vote of a greater number or voting by classes is required by law or the Certificate of Incorporation or these by-laws. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b) In the absence of a quorum, stockholders holding a majority of the shares present in person or by proxy and entitled to vote, regardless of whether or not they constitute a quorum, or if no stockholders are present, any officer entitled to preside at or act as secretary of the meeting, may adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 4 of this Article II.

(c) Meetings of the stockholders shall be presided over by the chairman of the board or, if the chairman so elects or is absent, the vice chairman of the board, or in their absence by the chief executive officer, or in his or her absence by the president, or in his or her absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at all meetings of the stockholders shall be determined by the chairman. The order of business so determined, however, may be changed by vote of the holders of a majority of the shares present at the meeting in person or represented by proxy.

SECTION 8. VOTING; PROXIES.

(a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 6 of Article VI. All elections of directors shall be by written ballot.

(b) Each stockholder entitled to vote at any meeting of stockholders may authorize another person to act for such stockholder by proxy. No proxy shall be valid after three years from its date of execution, unless the proxy provides for a longer period.

SECTION 9. INSPECTORS OF ELECTION.

(a) In advance of any meeting of stockholders, the board of directors may appoint inspectors of election to act at each meeting of stockholders and any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting may, and upon the request of any stockholder or any stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting upon the request of one or more stockholders or proxies, the vote of the holders of a majority of shares present shall determine whether one or three inspectors are appointed. In any case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the directors in advance of the convening of the meeting or at the meeting by the person acting as chairman.

(b) The inspectors of election shall determine the outstanding stock of the corporation, the stock represented at the meeting and the existence of a quorum, shall receive votes, ballots, or consents, shall count and tabulate all votes and shall determine the result; and in connection therewith, the inspectors shall determine the authority, validity and effect of proxies, hear and determine all challenges and questions, and do such other ministerial acts as may be proper to conduct the election or vote with fairness to all stockholders.

If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. If no inspectors of election are appointed, the secretary shall pass upon all questions and shall have all other duties specified in this Section 9.

(c) Upon request of the chairman of the meeting or any stockholder or stockholder’s proxy, the inspector(s) of election shall make a report in writing of any challenge or question or other matter determined by the inspector(s) and shall execute a certificate of any fact found in connection therewith. Any such report or certificate shall be filed with the record of the meeting.

SECTION 10. NO ACTION WITHOUT A MEETING. No action of the stockholders may be taken by written consent.

SECTION 11. REVOCATION OF CONSENT. Any stockholder giving a written consent, or the stockholder’s proxyholders, or a transferee of the shares or a personal representative of the stockholder or its respective proxyholder, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER, TENURE AND QUALIFICATIONS.

(a) The number of directors of the corporation shall consist of not less than two (2) nor more than nine (9) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors. A director shall hold office until the later of (i) the next annual meeting of the stockholders of the corporation immediately following, or (ii) coinciding with the expiration of the director’s term or until the director’s successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be residents of the State of Delaware or stockholders of the corporation.

(b) Any director or the entire board of directors may be removed, with cause, by the holders of 66  2/3% of the voting rights of the shares then entitled to vote at an election of directors, unless otherwise provided under Delaware Law or the Certificate of Incorporation.

(c) No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

(d) There shall be no right with respect to shares of stock of the corporation to cumulate votes in the election of directors.

SECTION 2. RESIGNATIONS. Any director may resign at any time by giving written notice to the chairman of the board, or to the vice chairman of the board, or to the chief executive officer, or to the president.

SECTION 3. MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the vice chairman of the board, the chief executive officer, the president or a majority of the directors. The person or persons authorized to call meetings of the board of directors may fix any place as the place for holding any meeting of the board of directors called by them. Meetings of the board of directors may be held within or outside the State of Delaware.

SECTION 4. BUSINESS OF MEETINGS. Except as otherwise expressly provided in these by-laws, any and all business may be transacted at any meeting of the board of directors.

SECTION 5. NOTICE OF MEETINGS. Notice of any meeting shall be given at least one (1) day previous thereto by prior written notice to each director at such director’s principal place of business.

SECTION 6. ATTENDANCE BY TELEPHONE. Directors may participate in meetings of the board of directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear one another, and such participation shall constitute presence in person at the meeting.

SECTION 7. QUORUM AND MANNER OF ACTING; ADJOURNMENT. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the board of directors and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board.

SECTION 8. ACTION WITHOUT A MEETING. Any action which could be taken at a meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing and the writing or writings are filed with the minutes of proceedings of the board. Written consents representing actions taken by the board may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

SECTION 9. FILLING OF VACANCIES.

(a) A vacancy or vacancies in the board of directors shall exist when any previously authorized position of director is not then filled by a duly elected director, whether caused by death, resignation or removal. Vacancies caused by reason of death, resignation or removal shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(b) Vacancies and newly created directorships resulting from an increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(c) If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the Certificate of Incorporation or the by-laws, or may apply to a court of appropriate jurisdiction for a decree summarily ordering an election.

SECTION 10. COMPENSATION OF DIRECTORS. The board of directors shall have the authority to fix the compensation of directors, unless otherwise provided in the Certificate of Incorporation.

SECTION 11. PRESIDING DIRECTOR. The presiding director at any meeting of the board of directors shall be the chairman of the board or the vice chairman of the board, or in their absence, any other director elected chairman by vote of a majority of the directors present at the meeting.

SECTION 12. COMMITTEES. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate one (1) or more committees, each committee to consist of one (1) or more directors of the corporation, which committees, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

SECTION 13. WAIVER OF NOTICE. Anything herein to the contrary notwithstanding, with respect to any meeting of the board of directors, any director who in person shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person, shall be deemed to have waived notice of such meeting unless he or she attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IV

OFFICERS

SECTION 1. NUMBER. The officers of the corporation may consist of the chairman of the board, the vice chairman of the board, the chief executive officer, the president, one or more vice presidents (the number thereof to be determined by the board of directors), the secretary, the treasurer, the registered agent, and such assistant secretaries and assistant treasurers or any other officers thereunto authorized or elected by the board of directors. Any two or more offices may be held by the same person.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the board of directors at their first meeting and thereafter at any subsequent meeting and shall hold their offices for such term as determined by the board of directors. Each officer shall hold office until such officer’s successor is duly elected and qualified, or until such officer’s death or disability, or until such officer resigns or is removed from his or her duties in the manner hereinafter provided.

SECTION 3. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors, then in office, at any meeting of the board of directors. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation or removal or any other cause may be filled for the unexpired portion of the term by the board of directors.

SECTION 5. CHAIRMAN OF THE BOARD. Except to the extent required by Delaware Law, the chairman of the board of the corporation shall not be deemed an officer of the corporation, unless expressly so designated by the board of directors. The chairman of the board or, if the chairman so elects, the vice chairman of the board shall preside at all meetings of the board of directors, and at all stockholders’ meetings, whether annual or special, at which he or she is present and shall exercise such other powers and perform such other duties as the board of directors may from time to time assign to him or her or as may be prescribed by these by-laws. In the event that the chairman of the board is not present at a stockholders’ meeting, the vice chairman of the board, or in his or her absence the chief executive officer, or in his or her absence the president of the corporation, shall serve in his or her place and stead. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he or she may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation, or either individually with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

SECTION 6. VICE CHAIRMAN OF THE BOARD. Except to the extent required by Delaware Law, the vice chairman of the board of the corporation shall not be deemed an officer of the corporation, unless expressly so designated by the board of directors. The vice chairman of the board, if one shall be elected, shall assist the chairman of the board in the discharge of his or her duties, as the chairman may direct and shall perform such other duties as from time to time may be assigned to him or her by the chairman or by the board of directors. In the absence of the chairman or in the event of his or her inability or refusal to act, the vice chairman shall perform the duties of the chairman, and when so acting, shall have the powers of and be subject to all the restrictions upon the chairman. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he or she may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation, or either individually with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

SECTION 7. CHIEF EXECUTIVE OFFICER. Subject to the direction and control of the board of directors, the chief executive officer shall be in charge of the general management and supervision over the property, affairs and business of the corporation. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he or she may execute for the corporation, certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation, or either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He or she may vote all securities which the corporation is entitled to vote, except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

SECTION 8. PRESIDENT. Subject to the direction and control of the board of directors and the chief executive officer, the president shall be in charge of the general management and supervision over the operating functions of the corporation; he or she shall see that the resolutions and directions of the board of directors are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and in general, he or she shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he or she may execute for the corporation, certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation, or either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

SECTION 9. VICE PRESIDENT. The vice president (or in the event there be more than one vice president, each of the vice presidents), if one shall be elected, shall assist the president in the discharge of his or her duties, as the president may direct and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or by the president if the board of directors have not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have the powers of and be subject to all the restrictions upon the president.

Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice president (or each of them if there are more than one) may execute for the corporation, certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation, and either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

SECTION 10. TREASURER. The treasurer, if any, shall be the principal accounting and financial officer of the corporation. The treasurer shall: (i) have charge of and be responsible for the maintenance of the adequate books and records for the corporation; (ii) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (iii) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors may determine.

SECTION 11. SECRETARY. The secretary shall: (i) record the minutes of the stockholders and of the board of directors’ meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (iii) be custodian of the corporate books and records and of the seal of the corporation; (iv) keep a register of the post-office address of each stockholder which shall be furnished to the secretary by such stockholder; (v) sign with the chairman of the board or the vice chairman of the board or the chief executive officer or the president or a vice president or any other officer thereunto authorized by the board of directors, certificates for the shares of the corporation, if such shares are represented by certificates, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (vi) have general charge of the stock transfer books of the corporation; (vii) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. The secretary will also supply to the registered agent, and maintain, a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger specified in the section is kept.

SECTION 12. REGISTERED AGENT. The registered agent shall be in charge of the corporation’s registered office in the State of Delaware, upon whom process against the corporation may be served and shall perform all duties required by statute.

SECTION 13. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the board of directors. When the secretary is unavailable, any assistant secretary may sign with the chief executive officer, the president, or a vice president, or any other officer thereunto authorized by the board of directors, any contracts, deeds, mortgages, bonds or other instruments according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

SECTION 14. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued by the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

ARTICLE VI

CERTIFICATES OF STOCK AND THEIR TRANSFER

SECTION 1. STOCK RECORD AND CERTIFICATES. Records shall be kept by or on behalf of the corporation, which shall contain the names and addresses of stockholders, the number of shares held by them respectively, and the number of certificates, if any, representing the shares, and in which there shall be recorded all transfers of shares. The shares of the corporation shall be represented by certificate, or, upon resolution adopted by the board of directors, shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of shares represented by certificate in the corporation shall be entitled to a certificate signed by the chairman of the board of directors, or the vice chairman of the board, or the chief executive officer or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the class and number of shares owned by such holder in the corporation, provided that any and all signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue. Holders of uncertificated shares shall not be entitled to a certificate representing such shares.

SECTION 2. TRANSFER AGENTS AND REGISTRARS. The board of directors may, in its discretion, appoint one or more responsible banks or trust companies as the board may deem advisable, from time to time, to act as transfer agents and registrars of shares of the corporation; and, when such appointments shall have been made, no certificate for shares of the corporation shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

SECTION 3. STOCKHOLDERS’ ADDRESSES. Every stockholder or transferee shall furnish the secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in default thereof, such stockholder or transferee shall not be entitled to service or mailing of any such notice.

SECTION 4. LOST CERTIFICATES. In case any certificate for shares of the corporation is lost, stolen or destroyed, the board of directors, in its discretion, or any transfer agent duly authorized by the board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed. The corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertified shares.

SECTION 5. DISTRIBUTIONS TO STOCKHOLDERS. To the extent permitted by Delaware Law and subject to any restrictions contained in the Certificate of Incorporation, the directors may declare and pay dividends upon the shares of its capital stock in the manner and upon the terms and conditions provided by Delaware Law and the Certificate of Incorporation.

SECTION 6. RECORD DATES. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which shall be not more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, and not more than sixty (60) days prior to any other action. In such case, those stockholders, and only those stockholders, who are stockholders of record on the date fixed by the board of directors shall, notwithstanding any subsequent transfer of shares on the books of the corporation, be entitled to notice of and to vote at such meeting of stockholders, or any adjournment thereof, or be entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise rights in respect of any such change, conversion or exchange of shares or to participate in any such other lawful action.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

SECTION 7. TRANSFERS OF SHARES. Shares of the corporation may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates, or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or, if such shares are uncertificated, by assignment in writing, or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the corporation to pay any distribution upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation.

SECTION 8. REPURCHASE OF SHARES ON OPEN MARKET. The corporation may purchase its shares on the open market and invest its assets in its own shares, provided that in each case the consent of the board of directors shall have been obtained.

ARTICLE VII

INDEMNIFICATION AND INSURANCE

SECTION 1. DEFINITIONS. For the purposes of this Article VII the following definitions shall apply:

“Agent” means any person who: (i) is or was a director, officer, employee, or other agent of this corporation; or (ii) is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise (“enterprise”).

“Proceeding” means any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative, or investigative and whether internal or external to the corporation.

“Expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under this Article VII.

“Losses” mean the total amount which the agent becomes legally obligated to pay in connection with any proceeding, including judgments, fines, amounts paid in settlement and Expenses.

SECTION 2. THIRD PARTY ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was an Agent of the corporation against Losses actually and reasonably incurred by the person in connection with such Proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in such a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

SECTION 3. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an Agent of the corporation against Expenses actually and reasonably incurred by the person in connection with the defense or settlement of such Proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses as the court shall deem proper.

SECTION 4. SUCCESSFUL DEFENSE. To the extent that an Agent of the corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 2 and 3 of this Article VII, or in defense of any claim, issue or matter therein, he or she must be indemnified against Expenses actually and reasonably incurred by him or her in connection therewith.

SECTION 5. DETERMINATION OF CONDUCT. Any indemnification under Sections 2 and 3 of this Article VII, (unless ordered by a court or advanced pursuant to Section 6 of this Article VII) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 2 and 3 of this Article VII. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (b) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) if a majority vote of a quorum consisting of directors who were not parties to the Proceeding so orders, by independent legal counsel in a written opinion, or (d) by the stockholders.

SECTION 6. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred by an Agent in connection with a Proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such Agent to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation as authorized in this Article VII.

SECTION 7. INDEMNITY NOT EXCLUSIVE. The indemnification and advancement of Expenses provided by, or granted pursuant to, the other provisions of this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of Expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

SECTION 8. INSURANCE INDEMNIFICATION. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the corporation against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this Article VII.

SECTION 9. HEIRS, EXECUTORS AND ADMINISTRATORS. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 10. FURTHER AMENDMENT. Notwithstanding any provision in this Article VII to the contrary, in the event the Delaware Law is either amended to provide, or interpreted by judicial or other binding legal decision to provide, broader indemnification rights than those contained herein, such broader indemnification rights shall be provided to any and all persons entitled to be indemnified pursuant to the Delaware Law the intent of this provision being to permit the corporation to indemnify, to the full extent permitted by Delaware Law, persons whom it may indemnify thereunder.

ARTICLE VIII

AMENDMENTS

The by-laws may be amended, altered or repealed by a majority vote of the directors or by an affirmative vote by the holders of 66- 2/3% of the voting rights of all classes of stock entitled to vote. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with Delaware Law or the Certificate of Incorporation.

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CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

(1) That I am the duly elected and acting Secretary of Nuvelo, Inc., a Delaware corporation; and

(2) That the foregoing Amended and Restated By-laws constitute the by-laws of said corporation as amended and restated by the Board of Directors on December 6, 2007.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 12th day of December, 2007.

/s/ Lee Bendekgey
Lee Bendekgey, Secretary

AMENDMENT TO AMENDED AND RESTATED BYLAWS

OF

NUVELO, INC.,

a Delaware corporation

Effective January 23, 2009 by resolutions duly adopted by a majority of the Board of Directors of Nuvelo, Inc. (the “Company”) on January 23, 2009, Article III, Section 1, Subsection (a) of the Company’s Bylaws was amended to read in its entirety as follows:

“(a) The number of directors of the corporation shall consist of not less than two (2) nor more than ten (10) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors. A director shall hold office until the later of (i) the next annual meeting of the stockholders of the corporation immediately following, or (ii) coinciding with the expiration of the director’s term or until the director’s successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be residents of the State of Delaware or stockholders of the corporation.”

The remainder of the Company’s Bylaws remain in full force and effect.

Executed at San Carlos, California, on January 23, 2009.

/s/ Lee Bendekgey
Lee Bendekgey, Secretary